UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A AMENDMENT 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

PRISM TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26083 (Commission File Number)	94-3220749 (I.R.S. Employer Identification No.)

101 Parkshore Dr., Suite 100 Folsom, California 95630 (Address of principal executive offices including zip code)

(916) 932-2860 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01.      Entry into a Material Definitive Agreement

As previously disclosed in a Current Report on Form 8-K dated December 27, 2016, Prism Technologies, LLC (“Prism”), a wholly owned subsidiary of Prism Technologies Group, Inc. (“Company”) entered into a non-recourse financing agreement (“Agreement”) with an unrelated party. The Company received $500,000 for working capital and general corporate operations. The Company filed Amendment No. 1 to the 8-K on February 27, 2017 to provide a copy of the Litigation Funding Agreement, portions of which were redacted pursuant to a confidential treatment request filed with the Securities and Exchange Commission (“SEC”). The Company revised the material that was redacted in response to comments from the SEC and is filing this Amendment No. 2 to reflect the updated redactions.

Item 9.01 Financial Statements And Exhibits

Exhibit 10.10	Litigation Funding Agreement dated December 15, 2016 between Prism Technologies, LLC and an unrelated party (redacted pursuant to a confidential treatment request).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRISM TECHNOLOGIES GROUP, INC.

Date: August 1, 2017	By:	/s/ L. Eric Loewe
Name: L. Eric Loewe
Title: Senior Vice President, General Counsel and Secretary